UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report
July 1, 2016

NATIONSTAR MORTGAGE HOLDINGS INC. (Exact name of registrant as specified in its charter)
Delaware	001-35449	45-2156869
(State of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)
8950 Cypress Waters Boulevard
Coppell, TX 75019
(Address of principal executive offices)

(469) 549-2000
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR
    240.14d-2(b))

[ ]    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR
240.13e-4(c))
__________________

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On July 1, 2016, the Board of Directors (“Board”) of Nationstar Mortgage Holdings Inc. (“Nationstar”) unanimously elected Jay Bray, President & Chief Executive Officer of Nationstar, as Chairman of the Board. Mr. Bray’s additional governance responsibilities are attributable to the considerable value he has contributed to Nationstar over the past 16 years. The Board believes the combined role of Chairman and Chief Executive Officer promotes unified leadership and execution of Nationstar’s strategic plan, facilitates information flow between management and the Board and enables Nationstar to benefit from Mr. Bray’s significant institutional and industry knowledge and experience. Mr. Bray succeeds Wesley R. Edens, who retired as a member and Chairman of the Board on July 1, 2016. Mr. Edens remarked, “I want to congratulate Jay on being elected Chairman of Nationstar's Board, on which it has been a pleasure to serve. I believe Nationstar's operations are strong, and I remain optimistic about Nationstar's future.”

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Nationstar Mortgage Holdings Inc.
Date: July 1, 2016	By:	/s/ Robert D. Stiles
Robert D. Stiles
Chief Financial Officer